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                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-43986 of Amedore Homes, Inc. of our report dated April 3, 2002, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche, LLP
Hartford, Connecticut
May 20, 2002